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                                                                    EXHIBIT 12.1

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                    Fiscal Year Ended
                                                          -------------------------------------
                                                          February 28,             February 22,
                                                             2004                     2003
                                                          ------------            -------------
                                                                 (Dollars in thousands)
Earnings:
 Income before income taxes                               $    290,794            $     229,066
 Add:
  Interest on indebtedness                                      10,919                   11,267
  Equity income, net of distributions                            1,672                      316
  Minority losses                                                4,502                      578
  Portion of rents representative of the interest factor         1,315                    6,444
  Amortization of capitalized interest                             610                    1,176
                                                          ------------            -------------
    Adjusted earnings                                     $    309,812            $     248,847
                                                          ============            =============

Fixed charges:
  Interest on indebtedness                                      10,919                   11,267
  Portion of rents representative of the interest factor         1,315                    6,444
  Capitalized interest                                           1,658                      174
                                                          ------------            -------------
    Total fixed charges                                   $     13,892            $      17,885
                                                          ============            =============

       Ratio of earnings to fixed charges                        22.30                    13.91
                                                          ============            =============
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